Exhibit 99.4

Pro Forma Condensed Combined Financial Statements

(unaudited)

On June 1, 2017, Virtus Investment Partners, Inc. (the “Company”, “we”, “us”, “our” or “Virtus”) completed the acquisition (the “Acquisition”) of RidgeWorth Investments (“RidgeWorth”). The total purchase price of the Acquisition was $547.1 million, comprising $485.2 million for the business and $61.9 million for certain balance sheet investments. At the closing, the Company paid $471.4 million in cash, issued 213,669 shares of the Company’s common stock with a value of $21.7 million, based on stock price of $101.76, and recorded $51.7 million in contingent consideration and $2.3 million in deferred cash consideration.

The following Unaudited Pro Forma Condensed Combined Statements of Operations for the three months ended March 31, 2017 and for the year ended December 31, 2016, combine the historical consolidated statements of operations of Virtus and RidgeWorth for those periods, giving effect to the Acquisition as if it had been consummated on January 1, 2016, the beginning of the full year period presented. The following Unaudited Pro Forma Condensed Combined Balance Sheet combines the consolidated balance sheets of Virtus and RidgeWorth, giving effect to the Acquisition as if it had been consummated on March 31, 2017. Virtus and RidgeWorth have the same fiscal year end, and, as such, no adjustments were necessary to align the reporting periods.

The Unaudited Pro Forma Condensed Combined Financial Statements were prepared using the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, with Virtus considered as the accounting acquirer and RidgeWorth as the accounting acquiree. Accordingly, consideration paid by Virtus to complete the Acquisition were allocated to the identifiable assets and liabilities of RidgeWorth based on their estimated fair values as of the closing date of the Acquisition.

As of the date of the Form 8-K/A filing to which these Pro Forma Condensed Combined Financial Statements are attached (the “Form 8-K/A”), our estimate of the fair value adjustment specific to the acquired intangible assets and final tax positions remains preliminary given the timing of the transaction and complexity of the purchase accounting. We intend to finalize the accounting for these items as soon as reasonably possible. In addition, the Company may adjust the preliminary purchase price allocation, as necessary, during the measurement period of up to one year after the closing date as it obtains more information as to facts and circumstances existing as of the acquisition date.    As a result of the foregoing, the unaudited adjustments to the Pro Forma Condensed Combined Financial statements (the “pro forma adjustments”) are preliminary and are subject to change as additional information becomes available. Any increases or decreases in the fair value of relevant balance sheet amounts upon completion of the final valuations will result in differences from the Unaudited Pro Forma Condensed Combined Balance Sheet and Statement of Operations. The final acquisition method of accounting will be different from that reflected in the pro forma information presented herein, and this difference may be material. In addition, an estimated effective tax rate was used in preparation of these Unaudited Pro Forma Condensed Combined Financial Statements. The actual effective tax rate may differ from this estimate.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. The historical consolidated financial statements have been adjusted in the Unaudited Pro Forma Condensed Combined Financial Statements to give effect to pro forma events that are: (1) directly attributable to the Acquisition; (2) factually supportable; and (3) with respect to the Unaudited Pro Forma Condensed Combined Statement of Operations, expected to have a continuing impact on the combined results following the Acquisition. The Unaudited Pro Forma Condensed Combined Financial Statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Acquisition occurred on the dates indicated. Further, the Unaudited Pro Forma Condensed Combined Financial Statements do not purport to project the future operating results or financial position of the combined company following the Acquisition.

These Unaudited Pro Forma Condensed Combined Financial Statements have been derived from, and should be read in conjunction with:

•	The unaudited condensed consolidated financial Statements of Virtus as of and for the three-month period ended March 31, 2017, as contained in its Quarterly Report on Form 10-Q filed on May 8, 2017;

•	The audited consolidated financial statements of Virtus as of and for the year ended December 31, 2016, as contained in its Annual Report on Form 10-K filed on February 27, 2017;

•	The unaudited consolidated financial statements of RidgeWorth as of March 31, 2017 and for the three months ended March 31, 2017 and 2016 filed with this Form 8-K/A; and

•	The audited consolidated financial statements of RidgeWorth as of and for the years ending December 31, 2016 and 2015 filed with this Form 8-K/A.

The Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities including any benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the Acquisition. Although Virtus believes that there will be integration costs and that cost savings will be realized following the Acquisition, these cost savings may not be achieved in full or at all. In addition, the Unaudited Pro Forma Condensed Combined Statements of Operations do not include other one-time costs directly attributable to the Acquisition or professional fees incurred by Virtus or RidgeWorth as those costs are not considered part of the purchase price nor are they expected to have a continuing impact on the combined company.

Virtus Investment Partners, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

Three Months Ended March 31, 2017

($ in thousands, except per share data)	Historical Virtus	Historical RidgeWorth	Reclassifications (1)	Note References		Acquisition & Financing Adjustments (2)	Note References	Pro Forma Combined
Revenues
Investment management fees	$59,271	$37,816	$—			$—		$97,087
Distribution and service fees	10,783	—	—			—		10,783
Administration and transfer agent fees	8,981	—	—			—		8,981
Other income and fees	741	—	—			—		741

Total revenues	79,776	37,816	—			—		117,592

Operating Expenses
Employment expenses	39,641	20,392	—			761	(1)	60,794
Distribution and other asset-based expenses	15,323	1,804	—			—		17,127
Other operating expenses	13,226	7,175	—			(2,463)	(2)	17,938
Other operating expenses of consolidated sponsored investment products	577	—	—			—		577
Other operating expenses of consolidated investment products	65	79	—			—		144
Depreciation and other amortization	664	322				—		986
Amortization expense	233	964	—			3,911	(3)	5,108

Total operating expenses	69,729	30,736	—			2,209		102,674

Operating Income	10,047	7,080	—			(2,209)		14,918

Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	297	(2,242)	(45)	(a	)	—		(1,990)
Realized and unrealized gain on investments of consolidated sponsored investment products, net	3,726	—	—			—		3,726
Realized and unrealized gain on investments of consolidated investment products, net	718	411	—			—		1,129
Other income (expense), net	646	(9)	45	(a	)	—		682

Total other income (expense), net	5,387	(1,840)	—			—		3,547

Interest Income (Expense)
Interest expense	(243)	(1,597)	—			(2,129)	(4)	(3,969)
Interest and dividend income	188	113	—			—		301
Interest and dividend income of investments consolidated sponsored investment products	1,495	—	—			—		1,495
Interest income of consolidated investment products	4,161	8,620	—			—		12,781
Interest expense of consolidated investment products	(2,857)	(6,178)	—			—		(9,035)

Total interest income, net	2,744	958	—			(2,129)		1,573

Income Before Income Taxes	18,178	6,198	—			(4,338)		20,038
Income tax expense	4,433	—	—			729	(5)	5,162

Net Income	13,745	6,198	—			(5,067)		14,876
Noncontrolling interests	(718)	193	—			—		(525)

Net Income Attributable to Stockholders	13,027	6,391				(5,067)		14,351
Preferred stock dividends	(2,084)	—	—			—		(2,084)

Net Income Attributable to Common Stockholders	$10,943	$6,391	$—			$(5,067)		$12,267

Earnings per Share-Basic	$1.67	$—	$—			$—		$1.82

Earnings per Share-Diluted	$1.62	$—	$—			$—		$1.75

Cash Dividends Declared per Preferred Share	$1.81	$—	$—			$—		$1.81

Cash Dividends Declared per Common Share	$0.45	$—	$—			$—		$0.45

Weighted Average Shares Outstanding-Basic (in thousands)	6,542	—	—			214	(6)	6,756

Weighted Average Shares Outstanding-Diluted (in thousands)	6,773	—	—			239	(6)	7,012

(1)	See Note 3 to the Unaudited Pro Forma Condensed Combined Financial Statements
(2)	See Note 6 to the Unaudited Pro Forma Condensed Combined Financial Statements

Virtus Investment Partners, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2016

($ in thousands, except per share data)	Historical Virtus	Historical RidgeWorth	Reclassifications (1)	Note References		Acquisition & Financing Adjustments (2)	Note References	Pro Forma Combined
Revenues
Investment management fees	$235,230	$143,875	$—			$—		$379,105
Distribution and service fees	48,250	—	—			—		48,250
Administration and transfer agent fees	38,261	—	—			—		38,261
Other income and fees	813	—	—			—		813

Total revenues	322,554	143,875	—			—		466,429

Operating Expenses
Employment expenses	135,641	74,308	(1,454)	(b	)	1,686	(1)	210,181
Distribution and other asset-based expenses	69,049	6,662	—			—		75,711
Other operating expenses	50,274	34,590	—			(10,319)	(2)	74,545
Other operating expenses of consolidated sponsored investment products	3,009	—	—			—		3,009
Other operating expenses of consolidated investment products, net	3,944	3,325	—			—		7,269
Restructuring and severance	4,270	—	1,454	(b	)	—		5,724
Depreciation and other amortization	3,092	1,372	—			—		4,464
Amortization expense	2,461	4,454	—			15,048	(3)	21,963

Total operating expenses	271,740	124,711	—			6,415		402,866

Operating Income	50,814	19,164	—			(6,415)		63,563

Other Income (Expense)
Realized and unrealized gain (loss) on investments, net	4,982	889	(472)	(a	)	—		5,399
Realized and unrealized gain (loss) on investments of consolidated sponsored investment products, net	3,818	—	—			—		3,818
Realized and unrealized gain (loss) on investments of consolidated investment products, net	(1,070)	3,934	—			—		2,864
Other income (expense), net	1,089	(26)	472	(a	)	—		1,535

Total other income, net	8,819	4,797	—			—		13,616

Interest Income (Expense)
Interest expense	(679)	(6,680)	—			(8,515)	(4)	(15,874)
Interest and dividend income	1,743	501	—			—		2,244
Interest and dividend income of investments of consolidated sponsored investment products	7,509	—	—			—		7,509
Interest income of consolidated investment products, net	12,893	21,975	—			—		34,868
Interest expense of consolidated investment product	(11,292)	(14,924)	—					(26,216)

Total interest income, net	10,174	872	—			(8,515)		2,531

Income Before Income Taxes	69,807	24,833	—			(14,930)		79,710
Income tax expense	21,044	—	—			3,881	(5)	24,925

Net Income	48,763	24,833	—			(18,811)		54,785

Noncontrolling interests	(261)	—	—			—		(261)

Net Income Attributable to Stockholders	48,502	24,833	—			(18,811)		54,524
Preferred stock dividends	—	—	—			(8,338)	(7)	(8,338)

Net Income Attributable to Common Stockholders	$48,502	$24,833	$—			$(27,149)		$46,186

Earnings per Share-Basic	$6.34	$—	$—			$—		$5.87

Earnings per Share-Diluted	$6.20	$—	$—			$—		$5.74

Cash Dividends Declared per Share	$1.80	$—	$—			$—		$1.80

Weighted Average Shares Outstanding-Basic (in thousands)	7,648	—	—			214	(6)	7,862

Weighted Average Shares Outstanding-Diluted (in thousands)	7,822	—	—			224	(6)	8,046

(1)	See Note 3 to the Unaudited Pro Forma Condensed Combined Financial Statements
(2)	See Note 6 to the Unaudited Pro Forma Condensed Combined Financial Statements

Virtus Investment Partners, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2017

($ in thousands, except per share data)	Historical Virtus	Historical RidgeWorth	Acquisition & Financing Adjustments (1)	Note References	Pro Forma Combined
Assets:
Cash and cash equivalents	$235,930	$82,576	$(291,215)	(8)	$27,291
Investments	86,066	7,261	(1,818)	(9)	91,509
Accounts receivable, net	37,841	21,335	—		59,176
Assets of consolidated sponsored investment products
Cash of consolidated sponsored investment products	1,866	—	—		1,866
Cash pledged or on deposit of consolidated sponsored investment products	1,107	—	—		1,107
Investments of consolidated sponsored investment products	112,930	—	—		112,930
Other assets of consolidated sponsored investment products	39,702	—	—		39,702
Assets of consolidated investment products
Cash equivalents of consolidated investment products	13,957	33,736	—		47,693
Investments of consolidated investment products	354,002	701,431	—		1,055,433
Other assets of consolidated investment products	6,152	1,449	—		7,601
Furniture, equipment and leasehold improvements, net	7,264	5,721	—	(10)	12,985
Intangible assets, net	38,194	163,207	112,493	(3)	313,894
Goodwill	6,788	42,726	158,303	(11)	207,817
Deferred taxes, net	45,716	—	—		45,716
Other assets	25,908	2,965	2,650	(12)	31,523

Total assets	$1,013,423	$1,062,407	$(19,587)		$2,056,243

Liabilities and Equity
Liabilities:
Accrued compensation and benefits	$16,519	$9,709	$8,636	(13)	$34,864
Accounts payable and accrued liabilities	30,364	7,570	7,821	(14)	45,755
Dividends payable	5,991	—	—		5,991
Debt	—	104,542	143,425	(4)	247,967
Other liabilities	13,702	7,574	51,156	(15)	72,432
Liabilities of consolidated sponsored investment products	2,834	—	—		2,834
Liabilities of consolidated investment products
Notes payable of consolidated investment products	325,843	661,457	—		987,300
Securities purchased payable and other liabilities of consolidated investment products	20,806	27,259	—		48,065

Total liabilities	416,059	818,111	211,038		1,445,208

Commitments and Contingencies
Redeemable noncontrolling interests	44,976	—	—		44,976
Equity:
Equity attributable to stockholders:
Preferred stock	110,837	—	—		110,837
Common stock	102	—	2	(16)	104
Members’ equity	—	234,657	(234,657)	(16)	—
Additional paid-in capital	1,196,031	—	21,740	(16)	1,217,771
Accumulated deficit	(410,200)	—	(17,710)	(16)	(427,910)
Accumulated other comprehensive loss	(136)	—	—		(136)
Treasury stock	(344,246)	—	—		(344,246)

Total equity attributable to stockholders	552,388	234,657	(230,625)		556,420
Noncontrolling interests	—	9,639	—		9,639

Total equity	552,388	244,296	(230,425)		566,059

Total liabilities and equity	$1,013,423	$1,062,407	$(19,587)		$2,056,243

(1)	See Note 6 to the Unaudited Pro Forma Condensed Combined Financial Statements

Virtus Investment Partners, Inc.

Notes To Pro Forma Condensed Combined Financial Statements

(Unaudited)

Note 1 - Description of Acquisition

On June 1, 2017, the Company completed the acquisition of RidgeWorth. The total purchase price of the Acquisition was $547.1 million, comprising $485.2 million for the business and $61.9 million for certain balance sheet investments. At closing, the Company paid $471.4 million in cash, issued 213,669 shares of the Company’s common stock with a value of $21.7 million, based on stock price of $101.76 on the date of issuance, and recorded $51.7 million in contingent consideration and $2.3 million in deferred cash consideration.

Note 2 - Basis of Presentation

The Unaudited Pro Forma Condensed Combined Financial Statements are prepared in accordance with Article 11 of Regulation S-X. The historical financial information has been adjusted to give effect to the transactions that are (i) directly attributable to the Acquisition, (ii) factually supportable and (iii) with respect to the Unaudited Pro Forma Condensed Combined Statements of Operations, expected to have a continuing impact on the operating results of the combined company. The historical information of Virtus and RidgeWorth is presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), except that it does not contain all of the footnote disclosures normally required by U.S. GAAP.

Note 3 - Reclassifications and Conforming Accounting Policies

The Unaudited Pro Forma Condensed Combined Statements of Operations reflect the following reclassifications in order to conform the presentation of RidgeWorth’s financial results to that of Virtus:

(a)	An adjustment to conform the presentation of income from equity method investments from Realized and unrealized (loss) gain on investments, net to Virtus’s presentation as Other income, net.

(b)	An adjustment to conform the presentation of severance expenses as a component of Employment expenses to Virtus’s presentation as Restructuring and severance.

At this time, Virtus is not aware of any additional differences that would have a material impact on the Unaudited Pro Forma Condensed Combined Financial Statements.

Note 4 - Calculation of Preliminary Estimated Purchase Price and Transaction Financing

The Acquisition was financed with a combination of debt, equity, equity-linked securities and balance sheet resources. During the three months ended March 31, 2017, the Company issued 1,046,500 shares of common stock and 1,150,000 shares of 7.25% mandatory convertible preferred stock (“MCPS”) in public offerings for net proceeds of $220.5 million, after underwriting discounts, commissions and other offering expenses. The Company used the net proceeds of these offerings, together with cash on hand, 213,699 shares of our common stock with a value of $21.7 million, proceeds from the sale of investments and net borrowings of approximately $244.1 million from a new credit agreement (the “Credit Agreement”) to finance the Acquisition and pay related fees and expenses.

The transaction consideration was as follows (in thousands):

Cash consideration	$227,286
Contingent consideration	51,690
Deferred cash consideration	2,300
Stock consideration	21,742
Debt, net of issuance costs	244,064

Total consideration	$547,082

Note 5 - Preliminary Estimated Purchase Price Allocation

Under the acquisition method of accounting, the total purchase price is allocated to the tangible and identifiable intangible assets acquired and liabilities assumed based on their estimated fair values as of the date of the acquisition.

The Company performed a preliminary valuation analysis of the fair market value of RidgeWorth’s tangible and intangible assets and liabilities.

The table below represents a preliminary estimated allocation of the total estimated consideration to RidgeWorth’s tangible and intangible assets and liabilities as of March 31, 2017 based on the Company’s preliminary estimate of their respective fair values (in thousands):

Total consideration	$547,082
Tangible net assets acquired	(70,353)
Identifiable intangible assets acquired	(275,700)

Consideration allocated to goodwill	$201,029

This preliminary estimated purchase price allocation was used to prepare pro forma adjustments in these Unaudited Pro Forma Condensed Combined Financial Statements. Any changes to the initial estimates of the fair value of assets and liabilities that are made within the measurement period, which will not exceed one year, will be recorded as adjustments to those assets and liabilities and residual amounts will be allocated to goodwill.

Note 6 - Pro Forma Adjustments

The Unaudited Pro Forma Condensed Combined Statements of Operations do not include any material non-recurring charges that will arise in subsequent periods related to the Acquisition. In addition, the Unaudited Pro Forma Condensed Combined Financial Statements do not reflect the costs of any integration activities including any benefits that may result from realization of future cost savings from operating efficiencies or revenue synergies expected to result from the Acquisition. The Unaudited Pro Forma Condensed Combined Financial Statements do, however, reflect the following adjustments:

(1) Employment Expenses

A transaction-related stock incentive program was established upon closing of the Acquisition for certain RidgeWorth employees to replace incentives that were in place prior to the Acquisition. The incentive program provides for two grants of restricted stock units, each of which will be comprised of time and performance based elements. The first grant was made on the closing date, while the second grant will be made on the first anniversary of the closing date; in each case, the grants will be subject to vesting over a five-year period and subject, in the case of performance grants, to the satisfaction of specified performance measures. Each grant has a fair value of approximately $10.0 million at the time of grant. The impact of the stock incentive awards in the Unaudited Pro Forma Statement of Operations for the three months ended March 31, 2017 and year ended December 31, 2016 is estimated to be

$1.0 million and $2.0 million, respectively. Separately, to align annual incentive plans with Virtus, certain RidgeWorth annual incentive plans were modified in connection with the closing of the Acquisition to allocate a percentage of the annual incentive to Virtus restricted stock units or mutual fund investments that will vest over a three-year period.    The impact of the modification to certain annual incentive plans for the Unaudited Pro Forma Statement of Operations for the three months ended March 31, 2017 and year ended December 31, 2016 is estimated to be $(0.4) million and $(0.9) million, respectively. Additionally, after the Acquisition, the employment status of certain members of the  RidgeWorth staff converted from partners to employees resulting in incremental payroll taxes. The impact of the incremental payroll taxes for the Unaudited Pro Forma Statement of Operations for the three months ended March 31, 2017 and year ended December 31, 2016 is estimated to be $0.2 million and $0.6 million, respectively.

(2) Transaction Costs

This amount represents an adjustment to eliminate $2.5 million and $10.3 million of transactions costs incurred by the Company and RidgeWorth in connection with the Acquisition for the three months ended March 31, 2017 and year ended December 31, 2016, respectively.

(3) Intangible Assets

The preliminary valuation analysis conducted by the Company identified intangible assets consisting of investment contracts and trademarks/tradenames. The fair value of acquired investment contracts, which was determined using the multi-period excess earnings method under the income approach, was estimated at $266.2 million. The fair value of the acquired trademarks/tradenames, which was determined using the Relief from Royalty Method, was estimated at $9.5 million. The calculation of these fair values is preliminary and subject to change.

The following table summarizes the estimated fair values of RidgeWorth’s identifiable intangible assets and their estimated useful lives and uses a straight line method of amortization (in thousands):

	Estimated Fair Value	Estimated Useful Life in Years	Three Months Ended March 31, 2017	Year Ended December 31, 2016
Investment contracts	$266,200	10-16	$4,855	$19,422
Trademarks/tradenames	9,500	10-Indefinite	20	80

Total	$275,700		4,875	19,502
Historical amortization expense			(964)	(4,454)

Pro forma adjustments			$3,911	$15,048

Adjustments to intangible assets in the Unaudited Pro Forma Condensed Combined Balance Sheet consist of the following (in thousands):

Intangible assets	$275,700
Elimination of RidgeWorth’s pre-acquisition intangible assets	(163,207)

Net adjustment to intangible assets	$112,493

(4) Debt and Interest Expense

At the closing of the Acquisition, existing debt of Ridgeworth was retired and new debt under the Credit Agreement to finance the transaction was incurred which are reflected as adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet as follows (in thousands):

Debt
RidgeWorth debt - repaid at closing	$(104,542)
Increase for issuance of new debt	247,967

Pro forma adjustments to debt	$143,425

Amounts outstanding under the Credit Agreement bear interest at an annual rate equal to, at the option of the Company, either LIBOR (adjusted for reserves) for interest periods of one, two, three or six months (or, solely in the case of the revolving credit facility, if agreed to by each relevant Lender, twelve months or periods less than one month) (subject to a “floor” of 0% in the case of the revolving credit facility and 0.75% in the case of the term loan) or an alternate base rate, in either case plus an applicable margin. The applicable margins are initially set at 3.75%, in the case of LIBOR-based loans, and 2.75%, in the case of alternate base rate loans and will, following the first delivery of certain financial reports required under the Credit Agreement, range from 3.50% to 3.75%, in the case of LIBOR based loans, and 2.50% to 2.75%, in the case of alternate base rate loans, based on the secured net leverage ratio of the Company as of the last day of the preceding fiscal quarter, as reflected in such financial reports. Interest is payable quarterly in arrears with respect to alternate base rate loans and on the last day of each interest period with respect to LIBOR-based loans (but, in the case of any LIBOR-based loan with an interest period of more than three months, at three-month intervals. The Credit Agreement consists of a $260.0 million Term Loan and a $100.0 million Revolving Credit Facility. The Revolving Credit Facility was undrawn at the closing of the Acquisition. The Credit Agreement had debt issuance costs of $16.1 million

The Unaudited Pro Forma Condensed Combined Statements of Operations reflect an adjustment to interest expense (inclusive of the amortization of deferred financing costs) related to the Credit Agreement for the three months ended March 31, 2017 and year ended December 31, 2016 of $3.9 million and $15.9 million, respectively. It also includes an adjustment to eliminate RidgeWorth’s historical interest expenses of $1.6 million and $6.7 million, for the three months ended March 31, 2017 and year ended in December 31, 2016, respectively, as RidgeWorth’s debt was repaid at closing out of the purchase price proceeds. In connection with entering into the new Credit Agreement, the existing Virtus credit facility was terminated and repaid in full. As a result of the terminated Virtus credit facility, there is also an adjustment to interest expense for the three months ended March 31, 2017 and year ended December 31, 2016 of $0.2 million and $0.7 million, respectively, to eliminate the historical interest expense related to the termination of the Virtus credit facility as it is no longer an on-going cost to Virtus. Adjustments to interest expense in the Unaudited Pro Forma Condensed Combined Statement of Operations consist of the following (in thousands):

Interest Expense	Three Months Ended March 31, 2017	Year Ended December 31, 2016
RidgeWorth debt - repaid at closing	$1,597	$6,680
Existing Virtus Credit Facility - terminated at closing	243	679
New term loan and credit facility	(3,969)	(15,874)

Pro forma adjustments to interest expense	$(2,129)	$(8,515)

(5) Income Taxes

Prior to the Acquisition, RidgeWorth was not required to provide for income taxes as it was treated as a pass-through entity for U.S. federal and state income tax purposes. Federal and state income taxes were assessed at the owner level and each owner was liable for its own tax payments.

The Unaudited Pro Form Condensed Combined Statements of Operations reflect an adjustment of $0.7 million and $3.9 million to income tax expense from continuing operations for the three months ended March 31, 2017 and the year ended December 31, 2016, respectively, based on a statutory rate of 38% as Virtus is subject to federal and state income taxes.

(6) Weighted Average Shares Outstanding

This amount reflects an adjustment to increase basic and diluted weighted average shares outstanding in connection with the issuance of approximately 213,699 common shares with respect to the Acquisition representing a part of the consideration paid to certain RidgeWorth employees in respect of the RidgeWorth equity that they previously held. In addition, this amount represents the dilutive impact of the transaction related stock incentive plan, which was estimated to impact diluted weighted average shares outstanding by 24,902 and 10,078 shares for the three months ended March 31, 2017 and the year ended December 31, 2016, respectively.

(7) Preferred Stock Dividends

This amount represents preferred stock dividends on the 1,150,000 share of 7.25% MCPS issued during the three months ended March 31, 2017.

(8) Cash

This amount represents adjustments to cash to reflect cash receipts and payments related to the Acquisition, as follows (in thousands):

Receipts:
Issuance of debt, net of costs	$244,064
Payments:
Cash consideration for acquisition	(471,350)
Cash not assumed	(63,929)

Net pro forma adjustments to cash and cash equivalents	$(291,215)

(9) Investments

This amount reflects an adjustment of $1.8 million to fair value an equity method investment.

(10) Furniture, Equipment and Leasehold Improvements. net

The useful lives of RidgeWorth’s furniture, equipment and leasehold improvements, net is consistent with Virtus’s useful lives and its fair value is not materially different from its carrying value.

(11) Goodwill

This amount reflects an adjustment to remove RidgeWorth’s historical goodwill of $42.7 million and to record the estimated goodwill associated with the Acquisition of $201.0 million as shown in Note 5.

Goodwill is not amortized, but rather is assessed for impairment at least annually or more frequently whenever events or circumstances indicate that goodwill might be impaired. Adjustments to goodwill consist of the following (in thousands):

Goodwill (as determined in Note 5)	$201,029
Elimination of RidgeWorth’s pre-acquisition goodwill	(42,726)

Net adjustment to goodwill	$158,303

(12) Other Assets

This amount reflects: (1) an adjustment of $(1.3) million to remove historical deferred financing costs related to the terminated Virtus credit facility and (2) an adjustment of $3.9 million to capitalize the deferred financing costs related to the Credit Agreement.

(13) Accrued Compensation and Benefits

This amount reflects an adjustment of $8.6 million related to contractual severance obligations that was in place upon completion of the Acquisition.

(14) Accounts Payable and Accrued Liabilities

This amount reflects an adjustment of $7.8 million related to transaction costs incurred after March 31, 2017.

(15) Other Liabilities

This amount reflects the $51.7 million of contingent consideration recorded as part of the purchase consideration and the $2.3 million obligation related to the deferred cash consideration that will be paid following the expiration of a period of time following the completion of the Acquisition. The deferred cash consideration is considered transaction consideration and does not contain an employee service requirement. In addition, there is an adjustment to decrease other liabilities by $2.8 million to reflect the purchase accounting adjustments related to RidgeWorth’s deferred rent liabilities related to leased office space.

(16) Stockholders’ Equity

This amount represents the elimination of the historical equity of RidgeWorth of $234.6 million upon completion of the Acquisition. Additional paid in capital also reflects the issuance of $21.7 million in Virtus stock as part of the consideration for RidgeWorth equity held by certain Ridgeworth employees, as further discussed above in Note 4. Accumulated deficit reflects the write-off of $1.3 million of deferred financing costs on the terminated Virtus credit facility, $8.6 million in contractual severance obligations and $7.8 million of transaction costs.